Exhibit 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice President and Chief Financial Officer of Pennsylvania Electric Company hereby constitutes and appoints each of Ira H. Jolles and T.G. Howson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                     Title                         Date

/s/ B.L. Levy           Vice President and                  January 11, 1999
(B.L. Levy)             Chief Financial Officer
                          (Principal Financial Officer)